Exhibit 5.1

Our Reference: AD107-032

1 May 2025

PRIVATE AND CONFIDENTIAL

To:	The Directors ads-tec Energy plc (the “Company”) 10 Earlsfort Terrace Dublin 2 D02 T380 Ireland

Dear Sirs,

1.	Basis of Opinion

1.1	We have acted as solicitors in Ireland for the Company, a public limited company organised under the laws of Ireland with registration number 669283 in connection with (1) the registration statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) on 12 February 2025 (File No. 333-284850), under the Securities Act of 1933, as amended (the “Securities Act”) and the base prospectus contained in the Registration Statement (the “Base Prospectus”) which registers ordinary shares, nominal value US$0.0001 per share (the “Ordinary Shares”), and other securities of the Company, with an aggregate offering price of up to $250,000,000 (in the case of both the Registration Statement and the Base Prospectus, as amended by subsequent filings made with the SEC) and (2) the filing of a prospectus supplement, dated 1 May 2025 (the “Prospectus Supplement” and together with the Base Prospectus and the Registration Statement, the “Prospectus Documents”) relating to the issuance by the Company to the Schedule of Buyers to the Securities Purchase Agreement (as defined below) (the “Purchasers”) on or around the date of this Opinion of (i) 1,116,072 warrants (the “Warrants”) to subscribe for Ordinary Shares (the “Warrant Shares”), and (ii) up to $53,763,441 senior secured convertible notes (the “Convertible Notes”) convertible into Ordinary Shares (the “Note Shares”).

1.2	This opinion is solely for the benefit of the addressee of this Opinion and may not be relied upon, used, transmitted, referred to, quoted from, circulated, copied, filed with any governmental agency or authority, disseminated or disclosed by or to any other person or entity for any purpose(s) without our prior written consent. However, we hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required within Section 7 of the Act or the rules and requisitions of the SEC thereunder.

1.3	This Opinion is given on the basis that our client is the Company. For the purposes of giving this Opinion, we have taken instructions solely from that client.

1.4	This Opinion is confined to and given in all respects of the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland.

1.5	We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on the laws of the European Union as they affect any jurisdiction other than Ireland. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of obligations or rights expressed in the Registration Statement, the Prospectus Supplement, or the transactions contemplated thereby.

1.6	This Opinion is strictly confined to:

(a)	the matters expressly stated herein and is not to read as extending by implication or otherwise to any other matter; and

(b)	the Registration Statement (and no other document whatsoever) and the searches listed in paragraph 1.10 below (the “Searches”) (and no other searches whatsoever),

and is subject to the assumptions and qualifications set out below.

1.7	We express no opinion and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the filing of the Registration Statement or the Prospectus Supplement.

1.8	In giving this Opinion, we have relied upon the Corporate Certificate and the Searches and we give this Opinion expressly on the terms that no further investigation or diligence in respect of any matter referred to in the Corporate Certificate or the Searches is required of us.

1.9	For the purposes of this Opinion, we have reviewed:

(a)	a corporate certificate dated 1 May 2025, executed for and on behalf of the Company (the “Corporate Certificate”);

(b)	a copy of the resolutions of the board of directors of the dated 30 April 2025;

(c)	the Searches;

(d)	the Registration Statement; and

(e)	a draft of the Prospectus Supplement (excluding exhibits) sent to us by email by a representative of Reed Smith LLP on 1 May 2025.

1.10	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 1 May 2025:

(a)	on the file of the Company maintained by the Registrar of Companies in the CRO for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search;

(c)	in the Central Office of the High Court for any proceedings or petitions filed in respect of the Company in the last two years; and

(d)	on the register of persons disqualified or restricted from acting as directors of companies incorporated in Ireland which is maintained by the Registrar of Companies in the CRO against the names of the current directors and secretary of the Company as identified in the search results referred to in paragraph (a) above.

1.11	This Opinion is governed by and is to be construed in accordance with the laws of Ireland (as interpreted by the courts of Ireland at the date hereof) and anyone seeking to rely on this Opinion agrees, for our benefit, that the Courts of Ireland shall have exclusive jurisdiction to settle any dispute arising out of, or in connection with, this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time or to advise the addressee of this Opinion of any change in law or change in interpretation of law which may occur after the date of this Opinion.

1.12	No opinion is expressed on the taxation consequences of the Registration Statement and any of the matters contemplated thereby.

1.13	In this Opinion, the following terms have the following meanings:

(a)	“Companies Act” means the Companies Act 2014 (as amended).

(b)	“Constitution” means the constitution of the Company as provided for in Part 17 of the Companies Act.

(c)	“Corporate Certificate” has the meaning given to that term in Schedule 1.

(d)	“CRO” means the Irish Companies Registration Office.

(e)	“Ireland” means Ireland exclusive of Northern Ireland.

(f)	“Searches” means the searches listed in paragraph 1.10.

(g)	“Securities Purchase Agreement” means the securities purchase agreement dated 1 May 2025 between the Company and each of the investors listed in the schedule of buyers attached thereto;

(h)	“Transaction Documents” means the documents listed in Schedule 1.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion, we are of the opinion that:

2.1	The Convertible Notes have been duly authorized for issuance.

2.2	The Note Shares to be issued by the Company upon conversion of the Convertible Notes will be duly reserved for issuance and, when issued in accordance with the terms of the Convertible Notes and the Securities Purchase Agreement and registered in the register of members of the Company, will be validly issued, fully paid and non-assessable.

2.3	The Warrants have been duly authorized for issuance.

2.4	The Warrant Shares to be issued by the Company upon exercise of the Warrants will be duly reserved for issuance and, when issued in accordance with the terms of the Warrants and the Securities Purchase Agreement and registered in the register of members of the Company, will be validly issued, fully paid and non-assessable.

3.	Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Authenticity and bona fides

3.1	The truth, completeness, accuracy and authenticity of all copy letters, resolutions, certificates, permissions, minutes, authorisations and all other documents of any kind submitted to us as originals or copies of originals, and (in the case of copies) conformity to the originals of copy documents, the genuineness of all signatures (electronic or otherwise), stamps and seals thereon, that any signatures (electronic or otherwise) are the signatures of the persons who they purport to be, that each witness to a signature actually witnessed that signature, and that each original was executed in the manner appearing on the copy.

3.2	That the register of members of the Company is up to date and has been correctly completed in accordance with the Constitution and the Companies Act 2014 (the “2014 Act”).

3.3	That, where an incomplete Transaction Document has been submitted to us, the original of such Transaction Document corresponds in all respects with the last or final draft of the complete Transaction Document submitted to us.

3.4	That the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof and that such resolutions (whether passed at a meeting or by way of written resolution) have not been amended or rescinded and are in full force and effect.

3.5	That each director of the Company has disclosed any interest which he may have in the transactions contemplated by the Transaction Documents in accordance with the provisions of the 2014 Act and the Constitution and none of the directors of the Company has any interest in such transactions except to the extent permitted by the Constitution.

3.6	The absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the documents and their respective officers, employees, agents and (with the exception of Arthur Cox LLP) advisers.

Restrictions and Disqualifications

3.7	That, based only on the Searches, no person who has been appointed or acts in any way, whether directly or indirectly, as a director or secretary of, or who has been concerned in or taken part in the promotion of, the Company has:

(a)	been the subject of any declaration, order or deemed order for disqualification or restriction under the 2014 Act (including Part 14, Chapters 3 and 4 thereof) or any analogous legislation; or

(b)	received any notice under the 2014 Act (including Part 14, Chapter 5 thereof) or any analogous legislation regarding a disqualification or restriction undertaking.

Accuracy of Searches and the Corporate Certificate

3.8	The accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this Opinion and has not since the time of such Search been altered. In this connection, it should be noted that:

(a)	the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for;

(b)	the position reflected by the Searches may not be fully up-to-date; and

(c)	searches at the CRO do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company or its assets.

3.9	The truth, completeness and accuracy of all representations and statements as to factual matters contained in the Corporate Certificate at the time they were made and at all times thereafter.

No other information and compliance

3.10	That the Transaction Documents and the documents contemplated therein and the forms attached as exhibits thereto relating to the issuance and sale of the Warrants and Notes are the only documents relating to the subject matter of this transaction and that there are no agreements or arrangements in existence between the parties to the documents contemplated by the Transaction Documents which in any way amend or vary the terms of the Transaction Documents or in any way bear upon or are inconsistent with the opinions stated herein.

Authority, Capacity, and Execution

3.11	The filing of the Prospectus Documents and the issuance and sale of the Warrants, Notes, Warrant Shares and Note Shares (i) does and will not contravene the laws of any jurisdiction outside Ireland; (ii) does not and will not result in any breach of any agreement, instrument and obligation to which any party thereto is a party and (iii) will not be illegal or unenforceable by virtue of the laws of that jurisdiction.

3.12	That the Warrants, Notes, Warrant Shares and Note Shares will be issued and sold in the manner contemplated in the Prospectus Supplement.

3.13	That, at the time of the issuance and sale of any of the Warrants, Notes, Warrant Shares and Note Shares, the effectiveness of the Prospectus Documents (including any post-effective amendments) shall not have been terminated or rescinded.

3.14	That any document recording the authorisation of the transactions contemplated by the Transaction Documents, including any issue of Warrants, Notes, Warrant Shares or Note Shares, is a true, complete and accurate record of an authorisation which is valid in all respects.

3.15	That all authorisations, approvals or licences required under any law for any party (other than the Company) to enter into or to perform any of its obligations under a transaction contemplated by the Transaction Documents have been obtained, remain valid and subsisting and have been complied with.

3.16	That no law or official directive of any jurisdiction, other than the laws of Ireland, affects any of the opinions expressed.

3.17	That, insofar as any obligation under any document examined is to be performed in any jurisdiction other than Ireland, its performance will not be illegal or unenforceable under the law of that jurisdiction.

3.18	That the formalities for execution required by the law of the place of execution of each document examined have or will be complied with.

3.19	That the Company will comply with its obligations under, and the representations and warranties contained in the documents referred to in, the Prospectus Documents and the Transaction Documents.

Shares

3.20	That, upon issue, each holder of Warrant Shares and the Note Shares will have fully paid the amount payable to the Company for their Warrant Shares and Note Shares.

3.21	That, upon issue, the Note Shares and Warrant Shares will be duly registered and will continue to be registered in the Company’s register of members.

3.22	That any issue of the Note Shares or Warrant Shares will be in compliance with the 2014 Act, the Takeover Panel Act, 1997, Takeover Rules, 2013 of Ireland (as may be amended), and all other applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations.

Solvency and Insolvency

3.23	That:

(a)	the Company was not unable to pay its debts within the meaning of Sections 509(3) and 570 of the 2014 Act or any analogous provisions under any applicable laws immediately after the filing of the Registration Statement; and

(b)	the Company will not as a consequence of doing any act or thing which the Registration Statement contemplates, permits or requires the relevant party to do, be unable to pay its debts within the meaning of such Sections or any analogous provision under any applicable laws.

3.24	That, upon the opening of any insolvency proceedings pursuant to Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “Recast EU Insolvency Regulation”), the Company will have its “centre of main interests” (as that term is used in Article 3(1) of the Recast EU Insolvency Regulation) in Ireland being the jurisdiction in which the Company has its registered office and will not have an “establishment” (being any place of operations where a debtor carries out or has carried out in the 3-month period prior to the request to open main insolvency proceedings a non-transitory economic activity with human means and assets) as defined in Article 2(10) of the Recast EU Insolvency Regulation outside Ireland.

4.	Qualifications

The opinions set out in this Opinion are subject to the following reservations:

General Matters

4.1	A determination or a certificate as to any matter provided for in any of the Transaction Documents may be held by an Irish court not to be final, conclusive or binding if such determination or certificate could be shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith.

4.2	Where a party to any of the Transaction Documents is vested with a discretion or may determine a matter in its opinion, Irish law may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds.

4.3	A particular course of dealing among the parties or an oral amendment, variation or waiver may result in an Irish court finding that the terms of any of the Transaction Documents have been amended, varied or waived even if such course of dealing or oral amendment, variation or waiver is not reflected in writing among the parties.

4.4	The effectiveness of the provisions any of the Transaction Documents excusing a party from a liability or duty otherwise owed are limited by Irish law, particularly in relation to a fundamental breach of the contract.

4.5	We express no opinion as to any obligation which any of the Transaction Documents may purport to establish in favour of any person who is not a party thereto.

4.6	Any provision of any of the Transaction Documents which constitutes, or purports to constitute, a restriction on the exercise of any statutory power by any party thereto or any other person may be ineffective.

4.7	To the extent that any matter is expressly to be determined by future agreement or negotiation, the relevant provision may be unenforceable or void for uncertainty.

Yours faithfully,

ARTHUR COX LLP

Schedule 1

Transaction Documents

1.	The Securities Purchase Agreement;

2.	The Convertible Notes;

3.	The Warrants;

4.	A certificate of a director of the Company dated 1 May 2025 (the “Corporate Certificate”) attaching copies of:

(a)	the Company’s certificate of incorporation;

(b)	the Constitution;

(c)	a list of the Company’s director(s) and company secretary;

(d)	a written resolution of the board of directors of the Company dated 30 April 2025;

(e)	a power of attorney granted by the Company in connection with the execution of the Transaction Documents;

(f)	specimen signatures of each person authorised to sign the Transaction Documents;